UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2018

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 8.01 below is incorporated by reference into this Item 2.03.

Item 8.01              Other Information.

5.625% Senior Notes due 2023

On May 15, 2018, Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of $25.0 million aggregate principal amount of its 5.625% Senior Notes due 2023 (the “Reopened Notes”) pursuant to a purchase agreement (the “Purchase Agreement”) dated May 10, 2018, by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership, and Sandler O’Neill & Partners, L.P., as initial purchaser (the “Initial Purchaser”), whereby the Company agreed to sell to the Initial Purchaser and the Initial Purchaser agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Purchase Agreement, the Reopened Notes. The Company intends to use the net proceeds from the offering to make investments relating to its business and for general corporate purposes.

The Reopened Notes are a further issuance of, are fully fungible with, and rank equally in right of payment with and form a single series with the $100.0 million principal amount of 5.625% Senior Notes due 2023 initially issued by the Company  on March 13, 2018 (the “Existing Notes” and, together with Reopened Notes, the “Notes”). Following this offering, the aggregate outstanding principal amount of the Notes is $125.0 million.

The Reopened Notes were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Reopened Notes were offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A and institutional accredited investors under Rule 501(a)(1), (2), (3) or (7). The Reopened Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Reopened Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The Reopened Notes were issued pursuant to an indenture, dated as of March 13, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are senior unsecured obligations of the Company, bear interest at a rate equal to 5.625% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018 and mature on May 1, 2023, unless earlier repurchased or redeemed.

At any time prior to April 1, 2023, the Company will have the right to redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after April 1, 2023, the Company will have the right to redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The indenture contains, among other things, covenants requiring the Company to maintain a minimum net asset value, unencumbered asset ratio and senior debt service coverage ratio, and will restrict the Company’s leverage and ability to transfer the Company’s assets substantially as an entirety or merge into or consolidate with any person. These covenants are subject to a number of important qualifications and limitations.

In addition, if a change of control triggering event occurs, each holder of the Notes may require the Company to purchase all, or a portion, of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

The indenture also provides for customary events of default, including payment defaults, breaches of covenants following any applicable cure period, cross acceleration of certain debt and certain events relating to bankruptcy and insolvency. If one or more events of default occurs and continues beyond any applicable cure period, the Trustee or holders of not less than

25% in principal amount of the Notes may declare the principal amount of the Notes, and any accrued and unpaid interest thereon, to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Reopened Notes, the Company entered into a registration rights agreement with respect to the Reopened Notes, dated as of May 15, 2018 (the “Registration Rights Agreement”), between the Company and the Initial Purchaser.

Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to, among other things, (i) file with the U.S. Securities and Exchange Commission, within 30 days of the issue date of the Reopened Notes, and cause to become effective, within 90 days of the issue date, a registration statement, on the appropriate form under the Securities Act, relating to an offer to exchange the Reopened Notes (the “Exchange Offer”) for a like aggregate principal amount of registered notes, which notes will be substantially identical to the Reopened Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) and entitled to the benefits of the Indenture; and (ii) consummate the Exchange Offer within 120 days after the issue date.

If the Exchange Offer is not consummated within 120 days after the issue date of the Reopened Notes, the Company is required to use commercially reasonable efforts to (i) cause to be filed a shelf registration statement (which may be an amendment to the registration statement filed relating to the Existing Notes) covering resales of the Reopened Notes; (ii) cause such shelf registration statement to become effective under the Securities Act; and (iii) keep the shelf registration statement effective until the earlier of (x) one year following the effective date of such shelf registration statement and (y) when all of the Reopened Notes registered thereunder have been sold pursuant to such shelf registration statement or cease to be Transfer Restricted Notes (as such term is defined in the Registration Rights Agreement).

Upon the occurrence of one or more registration defaults as described below, the interest rate on the Reopened Notes will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following the registration default and (ii) an additional 0.25% per annum at the end of each subsequent 90-day period, until the date all registration defaults have ended or been suspended or cured or there are no longer any Transfer Restricted Notes outstanding, up to a maximum aggregate interest rate increase of 1.00% per annum. Under the Registration Rights Agreement, a registration default will occur in the event that (a) the exchange offer registration statement referred to above or, if required, the shelf registration statement referred to above has not been filed or become effective within the applicable period specified in the Registration Rights Agreement; (b) the Exchange Offer has not been consummated within the applicable period specified in the Registration Rights Agreement; or (c) the exchange offer registration statement or, if required, the shelf registration statement has become effective but thereafter ceases to be effective or usable (except as permitted, including with respect to any suspension period).

The foregoing summaries of the Indenture, the Reopened Notes and the Registration Rights Agreement in this Item 8.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Indenture, the Reopened Notes and the Registration Rights Agreement, copies of which are attached as Exhibit 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit
4.1

Indenture, dated as of March 13, 2018, between the Company and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 13, 2018.

4.2	Form of 5.625% Senior Note due 2023 (included in Exhibit 4.1)
10.1	Registration Rights Agreement relating to the 5.625% Senior Notes due 2023, dated as of May 15, 2018, between the Company and Sandler O’Neill & Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date:  May 16, 2018